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                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS RESULTS FOR SECOND QUARTER 2011

	Columbus, Ohio - July 29, 2011 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited results for the quarter ended June 30, 2011 as summarized below. The limited information that follows in this release is not adequate for making an informed investment judgment, therefore we urge investors to read our Form 10-Q. Whenever possible, we will post our report on a Friday afternoon so that investors have a maximum amount of time to digest the information contained therein.

					     Three Months Ended June 30,
			                    2011	     2010	Change
Revenue				        $16,827,523	 $13,754,235	 22%
    Net operating income		  5,851,046	   4,101,913 	 43%
    Operating margin		     	    35%	     	     30%
Investment return			     90,362	  (1,183,703)
Net income 		 		  3,728,889	   1,829,858	104%
Earnings per share - diluted		   $1.26	    $0.66	 91%


					     Six Months Ended June 30,
			                    2011	     2010	Change
Revenue				        $33,277,271	 $27,145,143	 23%
    Net operating income		 11,299,585	   8,030,517 	 41%
    Operating margin		     	    34%	     	     30%
Investment return			    461,143	   (938,786)
Net income 		 		  7,360,624	   4,500,178	 64%
Earnings per share - diluted		   $2.54	    $1.64	 55%

			  			    As Of
                             	 June 30, 	 December 31, 	    June 30,
				   2011		    2010	      2010
Assets under management
  (millions)		  	   $9,186	      $8,623	       $6,482
Book value per share (a)	   $ 8.25 	      $ 2.68 	       $12.36
Total outstanding shares	3,002,874 	   2,795,683 	    2,777,177

(a) - A $13 per share special dividend was paid in December 2010.

						Change in Assets Under Management
					        For the Six Months Ended June 30,
(in millions)						2011		2010
AUM at beginning of the period		       	       $8,623 	       $6,283
Net cash inflows (outflows)
	mutual funds	 				    2	          440
	sub-advised mutual funds			   77		  (1)
	separate accounts	 		  	   34 	 	  290
	private investment funds	 	 	 (20)	 	  (0)
		 				  	   93 	 	  729
Net market appreciation (depreciation) and income	  470 	 	(530)
Increase during the period		 		  563 	 	  199
AUM at end of the period		 	       $9,186 	       $6,482


About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Diamond Hill Investment Group, Inc. (the "Company") and its subsidiaries.

The Company defines "net operating income after tax" as the Company's net operating income less income tax provision excluding investment return and the tax impact related to the investment return. The Company believes that "net operating income after tax" provides a good representation of the Company's operating performance, as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can change significantly from one period to another, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This non-GAAP measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.


		 			    Three Months Ended June 30,
(in thousands, except per share data)		   2011		  2010
Net operating income, GAAP basis 		  $5,851     	 $4,102
Non-GAAP adjustments:
  Tax provision excluding impact
    of investment return 		 	   2,179 	  1,530
Net operating income after tax,
  non-GAAP basis 	 			   3,672	  2,572

Net operating income after tax per
  diluted share, non-GAAP basis    		   $1.24	  $0.93


		 			      Six Months Ended June 30,
(in thousands, except per share data)		   2011		  2010
Net operating income, GAAP basis 		 $11,300     	 $8,031
Non-GAAP adjustments:
  Tax provision excluding impact
    of investment return 		 	   4,228 	  2,935
Net operating income after tax,
  non-GAAP basis 	 			   7,072	  5,096

Net operating income after tax per
  diluted share, non-GAAP basis    		   $2.44	  $1.85

The tax provision excluding impact of investment return is calculated by applying the tax rate from the actual tax provision to net operating income.

The Company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

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Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects for achieving the critical threshold of assets under management, technology developments,economic trends (including interest rates and market volatility), expected transactions and acquisitions and similar matters. The words "believe," "expect," "anticipate," "estimate,"
"should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general or prolonged downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the U.S. Securities and Exchange Commission.

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            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  info@diamond-hill.com